Exhibit 99.1

COLONY STARWOOD HOMES ANNOUNCES

PRELIMINARY FINANCIAL AND OPERATING RESULTS FOR

QUARTER ENDED DECEMBER 31, 2015

– Expands Buyback Authorization to $250 Million –

– Provides Fourth Quarter Earnings Release and Conference Call Date –

Scottsdale, Arizona (January 28, 2016) – Colony Starwood Homes (NYSE: SFR) (the “Company”), a leading single-family rental real estate investment trust (“REIT”), today announced preliminary unaudited financial and operating results for the three months and year ended December 31, 2015. The Company plans to release its full financial results on February 29, 2016.

Additionally, the Company’s Board of Trustees (the “Board”) authorized a $100 million increase and an extension to the Company’s share repurchase program. The Company is now authorized to purchase up to $250 million of its outstanding common shares through May 6, 2017, of which approximately $242 million of capacity is currently available.

On January 5, 2016, the Company completed the merger between Starwood Waypoint Residential Trust (“SWAY”) and Colony American Homes (“CAH”) (the “Merger”) and the internalization of SWAY’s manager (the “Internalization”), forming a company with a combined asset value of approximately $7.7 billion and over 30,000 homes. In connection with the merger, SWAY was renamed Colony Starwood Homes and began trading under the ticker symbol “SFR” on the New York Stock Exchange.

“Given the current valuation of our shares, we are pre-announcing our fourth quarter and full year 2015 results, which puts us in a position to repurchase shares under an increased share repurchase program,” said Fred Tuomi, the Company’s Chief Executive Officer. “Further, the sizeable increase in our stabilized home portfolio created by the Merger supports our intent to propose to the Board an increase in our annual dividend to $0.88 per share, an increase of 14% from SWAY’s pre-Merger rate.”

A summary of preliminary financial results for SWAY and CAH is provided below:

SELECTED FINANCIAL RESULTS

(UNAUDITED)

	Three Months Ended December 31, 2015		Year Ended December 31, 2015
(in millions, except per share data)	SWAY	CAH	SWAY	CAH
Total Revenue	$64.4 – 65.4	$80.4 – 81.4	$271.3 – 272.3	$303.2 – 304.2
Net Loss Attributable to Common Shareholders	$(29.2) – (26.0)	$(13.8) – (11.8)	$(43.8) – (40.6)	$(37.3) – (35.3)
Core FFO as Adjusted	$6.6 – 8.4	$22.3 – 24.1	$63.3 – 65.1	$66.1 – 67.9
Core FFO as Adjusted per common share	$0.17 – 0.22		$1.67 – 1.72

SWAY’s Preliminary Core FFO as Adjusted for the three months and year ended December 31, 2015 excludes an expense of approximately $2.0 million and $0.9 million, respectively, for real estate taxes related to prior periods. Results for CAH do not include results for Colony American Finance, LLC, which was not acquired by the Company as part of the Merger.

As of December 31, 2015, SWAY and CAH had aggregate cash and cash equivalents of approximately $220 million and aggregate borrowings of approximately $4.1 billion. The Company expects remaining transaction expenses related to the Merger and the Internalization of approximately $25 million to $30 million, which includes severance, retention and other transaction-related expenses.

A summary of preliminary operating results for SWAY, CAH, and the combined Company is provided below:

SELECTED OPERATING RESULTS

(UNAUDITED)

	As of December 31, 2015			Three Months Ended December 31, 2015
	SWAY	CAH	Combined Company	SWAY	CAH	Combined Company
SFR Portfolio Homes(1)	12,881	17,796	30,677
Average monthly rent per home(1)	$1,510	$1,503	$1,506
Total portfolio occupancy(1)(2)	89.5%	94.9%	92.6%
Stabilized occupancy(1)(3)	93.2%	95.5%	94.6%
Renewal rent growth(1)(4)				3.5%	5.7%	4.9%
Replacement rent growth(1)				2.1%	4.1%	3.4%
Blended rent growth(1)				2.6%	5.0%	4.2%
Retention(1)				72.3%	76.8%	75.0%

(1)	Excludes 1,218 and 106 homes SWAY and CAH did not intend to hold for the long term as of December 31, 2015, respectively.
(2)	Represents number of homes occupied as of the last day of the period, divided by total SFR portfolio homes.
(3)	Occupied homes as of the last day of the period divided by homes that are currently occupied or have been occupied in prior periods.
(4)	Renewal rent growth includes rent growth from renewals and escalation clauses on multi-year leases.

Earnings Release and Conference Call

The Company will release full financial results for the three months and year ended December 31, 2015 before the market opens on February 29, 2016. A conference call will be held that same day at 11:00 a.m. Eastern Time to review the Company’s results for the three months ended December 31, 2015, discuss recent events and conduct a question-and-answer session.

Webcast:

A link to access the conference call will be available in the investor relations section of the Company’s website at www.colonystarwood.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.

To Participate in the Telephone Conference Call:

Dial in at least 5 minutes prior to start time:

Domestic: 1-877-407-4018

International: 1-201-689-8471

Conference Call Playback:

Domestic: 1-877-870-5176

International: 1-858-384-5517

Passcode: 13629574

The playback will be available through March 29, 2016

About Colony Starwood Homes

Colony Starwood Homes (NYSE: SFR) is one of the largest publicly traded owners and operators of single-family rental homes in the United States. Colony Starwood Homes acquires, renovates, leases, maintains and manages single-family homes in markets that exhibit favorable demographics and long-term economic trends, as well as strengthening demand for rental properties. Colony Starwood Homes is building its business upon a foundation of respect for its residents and the communities in which it operates. Additional information can be found at www.colonystarwood.com.

Definitions and Reconciliations: NAREIT FFO and Core FFO as Adjusted

Funds From Operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) (“NAREIT FFO”) is used by industry analysts and investors as a supplemental performance measure of an equity REIT. NAREIT FFO is defined by NAREIT as net income or loss (computed in accordance U.S. generally accepted accounting principles (“GAAP”) excluding gains or losses from sales of previously depreciated real estate assets, plus depreciation and amortization of real estate assets and adjustments for unconsolidated partnerships and joint ventures. The Company’s Core FFO as Adjusted begins with NAREIT FFO as defined by the NAREIT White Paper and is adjusted for: non-cash items, transaction related expenses and out of period items.

NAREIT FFO/Core FFO as Adjusted does not represent net income or cash flows from operations as defined by GAAP and is not intended to indicate whether cash flows will be sufficient to fund cash needs. It should not be considered an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. The Company’s NAREIT FFO/Core FFO as Adjusted may not be comparable to the NAREIT FFO of other REITs due to the fact that not all REITs use the NAREIT or similar Core FFO as Adjusted definition. For a reconciliation of NAREIT FFO and Core FFO as Adjusted to net loss attributable to the Company’s shareholders, please see below.

NAREIT FFO AND CORE FFO AS ADJUSTED

(UNAUDITED)

	Three Months Ended December 31, 2015		Year Ended December 31, 2015
(in millions, except share and per share data)	SWAY	CAH	SWAY	CAH
	(unaudited) (ranges)		(unaudited) (ranges)
Reconciliation of net loss to NAREIT FFO, Core FFO and Core FFO as Adjusted(1)
Net loss attributable to common shareholders	$(29.2) – $(26.0)	$(13.8) – $(11.8)	$(43.8) – $(40.6)	$(37.3) – $(35.3)
Add (deduct) adjustments from net loss to derive NAREIT FFO:
Depreciation and amortization on real estate assets	21.3 – 20.8	28.2 – 27.8	78.0 – 77.5	108.5 – 108.1
Impairment and gain on sales of depreciated real estate investments	(1.1) – (1.3)	10.1 – 9.9	(3.3) – (3.5)	10.7 – 10.5
Non-controlling interests	0.0 – 0.0	(6.5) – (5.9)	0.3 – 0.3	(22.1) – (21.5)
FFO adjustments from unconsolidated joint ventures	— – —	0.0 – 0.0	— – —	0.2 – 0.2

Subtotal – NAREIT FFO(1)	$(9.0) – $ (6.5)	$18.0 – $ 20.0	$31.2 – $ 33.7	$60.0 – $ 62.0
Add (deduct) adjustments to NAREIT FFO to derive Core FFO:
Non-cash items(2)	5.9 – 5.4	0.0 – 0.0	19.2 – 18.7	0.2 – 0.2
Transaction-related expenses	7.7 – 7.5	3.5 – 3.3	12.0 – 11.8	5.9 – 5.7

Core FFO(1)	$4.6 – $ 6.4	$21.5 – $ 23.3	$62.4 – $ 64.2	$66.1 – $ 67.9

Add (deduct) adjustments to Core FFO to derive Core FFO as Adjusted for out of period items:
Real estate taxes and insurance(3)	2.0 – 2.0	0.8 – 0.8	0.9 – 0.9	— – —

Core FFO as Adjusted for out of period items(1)	$6.6 – $ 8.4	$22.3 – $ 24.1	$63.3 – $ 65.1	$66.1 – $ 67.9

Weighted average shares – basic and diluted	37,972,792		37,933,431

Total Core FFO as Adjusted per common share	$0.17 – $ 0.22		$1.67 – $ 1.72

(1)	NAREIT FFO, Core FFO and Core FFO as Adjusted are non-GAAP measures.
(2)	For the three months and year ended December 31, 2015, SWAY non-cash interest excludes amortization of deferred financing cost of approximately $2.1 million and $7.4 million, respectively. CAH non-cash interest excludes amortization of deferred financing cost of approximately $3.4 million and $16.0 million, respectively, for the same periods.
(3)	For the year ended December 31, 2015, SWAY recorded $0.9 million of real estate tax expense which related to the year ended December 31, 2014. In the three months ended December 31, 2015, SWAY recorded $2.0 million of real estate tax expense which related to periods prior to the three months ended December 31, 2015. These adjustments were primarily the result of tax assessment increases from the prior year by certain jurisdictions, and concentrated in the states of Texas and Florida. The Company has excluded the impact of these “out-of-period” tax expenses from results for the three months and year ended December 31, 2015.

Important Notes Regarding Preliminary Information

The Company’s management has prepared the preliminary estimates set forth herein for the three months and year ended December 31, 2015 based upon the most recent information available to the Company’s management from the Company’s internal reporting procedures as of the date of this release. The preliminary estimates set forth herein are preliminary, unaudited, subject to further completion and reflect the Company’s current good faith estimates, are subject to additional financial closing procedures and may be revised as a result of the Company management’s further review of SWAY’s and CAH’s results and any adjustments that may result from the completion of the audits of the fiscal 2015 financial statements. The Company and its auditors have not completed their normal quarterly review or annual audit procedures as of and for the three months and year ended December 31, 2015, and there can be no assurance that SWAY’s and CAH’s final results for this quarterly and annual period will not differ from these estimates. Any such changes could be material. Accordingly, you should not place undue reliance on these preliminary estimates. These estimates should not be viewed as a substitute for full audited or interim financial statements prepared in accordance with GAAP and are not necessarily indicative of the results to be achieved for any future period. They should be read together with the “Risk Factors” sections of the Company’s Definitive Proxy Statement on Schedule 14A, filed on November 13, 2015 (the “Merger Proxy”), and the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. Factors that could cause these preliminary estimates to differ include, but are not limited to discovery of new information that alters expectations about fourth quarter and year end results or impacts valuation methodologies underlying these results.

All future dividends are subject to the determination, in its sole discretion, of the Board.

Forward-Looking Statements

This presentation may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which the Company operates and beliefs of and assumptions made by the Company’s management, involve uncertainties that could significantly affect the financial results of the Company. Words such as “may,” “will,” “should,” “might,” “could,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “preliminary”, “potential,” “continue,” “predicts,” variations of such words, the negative of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the recently closed business combination transaction involving the Company, including future financial and operating results (such as NAREIT FFO and Core FFO), and the Company’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to expected synergies, improved liquidity and balance sheet strength — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, regional and local economic climates; (ii) changes in financial markets and interest rates, or to the business or financial condition of either company or business; (iii) changes in market demand for single-family rental homes and competitive pricing; (iv) risks associated with acquisitions, including the integration of the combined companies’ businesses; (v) maintenance of REIT status; (vi) availability of financing and capital; (vii) risks associated with achieving expected revenue synergies or cost savings; and (viii) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission by the Company from time to time, including those discussed under the heading “Risk Factors” in its Merger Proxy and most recently filed reports on Forms 10-K and 10-Q. Neither the Company nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements speak only as of the date of this communication, and the Company anticipates that subsequent events and developments will cause their views to change.

Contacts:

Investor Relations

John Christie

Phone: 510-982-5470

Email: IR@colonystarwood.com

Media Relations

Jason Chudoba

Phone: 646-277-1249

Email: Jason.chudoba@icrinc.com

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